Exhibit 1.2

PRICING AGREEMENT

October 30, 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

Corning Incorporated, a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 30, 2018 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II-A, Schedule II-B and Schedule II-C hereto (the “Designated Securities” ). Securities having terms identical to the Securities specified in Schedule II-A and an aggregate principal amount of $250,000,000 were issued on February 21, 2012 and, together with the Securities specified in Schedule II-A, are part of a single series. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Disclosure Package or Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Disclosure Package or the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II-A, Schedule II-B and Schedule II-C hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, severally and not jointly, at the time and place and at the purchase price to the Underwriters set forth in Schedule II-A, Schedule II-B and Schedule II-C hereto, as applicable, the principal amount of Securities set forth opposite the name of such Underwriters in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

CORNING INCORPORATED

By	/s/ Stephen C. Propper
	Name:	Stephen C. Propper
	Title:	Vice President and Treasurer

I-1

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By	/s/ Yuriji Slyz
	Name:	Yuriji Slyz
	Title:	Executive Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 4.70% Notes due 2037 to be Purchased	Principal Amount of 5.350% Notes due 2048 to be Purchased	Principal Amount of 5.850% Notes due 2068 to be Purchased
Citigroup Global Markets Inc.	$11,667,000	$128,334,000	$70,000,000
Morgan Stanley & Co. LLC	11,667,000	128,334,000	70,000,000
Wells Fargo Securities, LLC	11,667,000	128,334,000	70,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,000,000	55,000,000	30,000,000
BNY Mellon Capital Markets, LLC	1,429,000	15,714,000	8,572,000
Goldman Sachs & Co. LLC	1,429,000	15,714,000	8,572,000
HSBC Securities (USA) Inc.	1,429,000	15,714,000	8,572,000
J.P. Morgan Securities LLC	1,428,000	15,714,000	8,571,000
MUFG Securities Americas Inc.	1,428,000	15,714,000	8,571,000
SMBC Nikko Securities America, Inc.	1,428,000	15,714,000	8,571,000
Standard Chartered Bank	1,428,000	15,714,000	8,571,000

Total	$50,000,000	$550,000,000	$300,000,000

I-1

SCHEDULE II-A

Title of Designated Securities	4.70% Notes due 2037 (the “2037 Notes”)

Aggregate Principal Amount	$50,000,000 (Securities having terms identical to the 2037 Notes and an aggregate principal amount of $250,000,000 were issued on February 21, 2012 and, together with the 2037 Notes, are part of a single series)

Price to Public	95.510% of the principal amount, plus accrued interest from September 15, 2018

Purchase Price by Underwriters	94.635% of the principal amount, plus accrued interest from September 15, 2018

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	March 15, 2037

Interest Rate	4.70%

Interest Payment Dates	Each March 15 and September 15, commencing on March 15, 2019

Sinking Fund Provisions	None

Defeasance Provisions	The 2037 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.

Applicable Time	6:25 p.m. (New York City time) on October 30, 2018

Time of Delivery	9:00 a.m. (New York City time) on November 6, 2018

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004

Delayed Delivery	n/a

Names and Addresses of Representatives

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Designated Representatives

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Address for Notices, etc.

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Facsimile: 646-291-1469

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Attention: Investment Banking Division

Facsimile: 212-507-5089

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Facsimile: 704-410-0326

II-2

SCHEDULE II-B

Title of Designated Securities	5.350% Notes due 2048 (the “2048 Notes”)

Aggregate Principal Amount	$550,000,000

Price to Public	99.865%

Purchase Price by Underwriters	98.990%

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	November 15, 2048

Interest Rate	5.350%

Interest Payment Dates	Each May 15 and November 15, commencing on May 15, 2019

Sinking Fund Provisions	None

Defeasance Provisions	The 2048 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.

Applicable Time	6:25 p.m. (New York City time) on October 30, 2018

Time of Delivery	9:00 a.m. (New York City time) on November 6, 2018

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004

Delayed Delivery	n/a

Names and Addresses of Representatives

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Designated Representatives

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Address for Notices, etc.

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Facsimile: 646-291-1469

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Attention: Investment Banking Division

Facsimile: 212-507-5089

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Facsimile: 704-410-0326

SCHEDULE II-C

Title of Designated Securities	5.850% Notes due 2068 (the “2068 Notes”)

Aggregate Principal Amount	$300,000,000

Price to Public	99.853%

Purchase Price by Underwriters	98.978%

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	November 15, 2068

Interest Rate	5.850%

Interest Payment Dates	Each May 15 and November 15, commencing on May 15, 2019

Sinking Fund Provisions	None

Defeasance Provisions	The 2068 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.

Applicable Time	6:25 p.m. (New York City time) on October 30, 2018

Time of Delivery	9:00 a.m. (New York City time) on November 6, 2018

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004

Delayed Delivery	n/a

Names and Addresses of Representatives

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Designated Representatives

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Address for Notices, etc.

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Facsimile: 646-291-1469

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Attention: Investment Banking Division

Facsimile: 212-507-5089

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Facsimile: 704-410-0326

SCHEDULE III

Documents in Pricing Disclosure Package:

(a) Issuer Free Writing Prospectus:

6.	Final term sheet substantially in the form set forth in Schedule IV hereto, as filed with the Commission pursuant to Rule 433 and dated October 30, 2018.

(b) Additional Information in Pricing Disclosure Package:

None.

(c) Additional Documents Incorporated by Reference:

None.

Additional Issuer Free Writing Prospectus Not in Pricing Disclosure Package:

Roadshow Presentation relating to the Company and Designated Securities, released October 30, 2018

III-1

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-222158

Supplementing the Prospectus

dated December 19, 2017

(For the 4.70% Notes due 2037)

Supplementing the Preliminary Prospectus

Supplement dated October 30, 2018

(To a Prospectus dated December 19, 2017)

(For the 5.350% Notes due 2048 and 5.850% Notes due 2068)

PRICING TERM SHEET

October 30, 2018

Issuer:	Corning Incorporated

Expected Ratings (Moody’s/S&P)*:	[Reserved]

Trade Date:	October 30, 2018

Settlement Date (T+5)**:	November 6, 2018

4.70% Notes due 2037

Security:	4.70% Notes due 2037 (the “New 2037 Notes”)

Principal Amount:	$50,000,000 (Notes having terms identical to the New 2037 Notes and an aggregate principal amount of $250,000,000 were previously issued by the Issuer and, together with the New 2037 Notes, are part of a single series (the “2037 Notes”). The New 2037 Notes will have the same terms (other than issue date and initial interest payment date) and will vote as a single class with, have the same CUSIP number as, and be fungible for United States federal income tax purposes with, the currently outstanding 4.70% Notes due 2037.)

Maturity Date:	March 15, 2037

Benchmark Treasury:	3.125% due May 15, 2048

Benchmark Treasury Price and Yield:	95-20+; 3.359%

Spread to Benchmark Treasury:	+ 171.96 bps

Yield to Maturity:	5.078%

Coupon:	4.70%

Proceeds to Issuer (before expenses):	$47,317,500, plus accrued interest from September 15, 2018 to but excluding the date of delivery of the Securities in the amount of $332,916.67

Price to Public:	95.510% plus accrued interest from September 15, 2018 to but excluding the date of delivery of the Securities

Interest Payment Dates:	March 15 and September 15, commencing on March 15, 2019

Record Dates:	March 1 and September 1

Indenture:	Indenture, dated as of November 8, 2000, between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JP Morgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee. The New 2037 Notes will be issued in the form of one or more global securities, which will be exchangeable for New 2037 Notes in definitive form as described under “Description of Debt Securities – Legal Ownership of Debt Securities; Global Securities – Special Situations When A Global Security Will Be Terminated” in the Prospectus, dated

December 19, 2017 (“Prospectus”), are entitled to the benefits of the covenants, and subject to defeasance and covenant defeasance, as described under “Description of Debt Securities – Restrictive Covenant and Defeasance”, and are not subject to a sinking fund. The New 2037 Notes are the Company’s unsecured obligations and are subject to the same type of risks as the Company’s other unsecured obligations as described under “Risk Factors” in the Preliminary Prospectus Supplement, dated October 30, 2018 (the “Preliminary Prospectus”).

Trustee, Registrar and Paying Agent:	The Bank of New York Mellon Trust Company, N.A. will initially be the securities registrar and paying agent and will act as such at its offices in New York, New York. Corning may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.

Optional Redemption:

The New 2037 Notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the New 2037 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the New 2037 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 25 basis points. The Company will pay accrued and unpaid interest on the principal amount to be redeemed to but excluding the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2037 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2037 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and a Primary Treasury Dealer selected by Wells Fargo Securities, LLC and their respective successors, and three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

If the Company decides to redeem less than all of the outstanding 2037 Notes, the Trustee will select the 2037 Notes to be redeemed by lot, pro rata or by any other method the Trustee considers fair and appropriate.

Notice of redemption will be transmitted at least 15 but not more than 60 days before the redemption date to each holder of record of the 2037 Notes at its registered address. The notice of redemption for the 2037 Notes will state, among other things, the amount of 2037 Notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated, and the place or places that payment will be made upon presentation and surrender of 2037 Notes to be redeemed. If money sufficient to pay the redemption price of and accrued interest on the 2037 Notes to be redeemed is deposited with the Trustee on or before the redemption date, beginning on the redemption date interest will cease to accrue on the 2037 Notes (or the portion of them) called for redemption and those 2037 Notes or such portion of them will cease to be outstanding.

Repurchase Upon a Change of Control Triggering Event:

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its right to redeem the 2037 Notes, the Company will be required to make an offer to each holder of the 2037 Notes, to repurchase all or, at the holder’s option, any part (equal to $2,000 or any multiple of $1,000 in excess thereof), of each holder’s 2037 Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the 2037 Notes. In the Change of Control Offer, the Company will be required to offer to repurchase each holder’s 2037 Notes in cash at a price equal to 101% of the aggregate principal amount of 2037 Notes repurchased, plus any accrued and unpaid interest on the 2037 Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after the public announcement of a pending Change of Control, the

Company will be required to send to each holder of 2037 Notes, a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such 2037 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is transmitted (a “Change of Control Payment Date”). The notice, if transmitted, prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

•  accept for payment all 2037 Notes or portions of 2037 Notes properly tendered pursuant to the Change of Control Offer;

•  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2037 Notes or portions of 2037 Notes properly tendered; and

•  deliver or cause to be delivered to the Trustee the 2037 Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of 2037 Notes or portions of 2037 Notes being purchased by the Company.

The paying agent will be required to deliver, to each holder who properly tendered 2037 Notes, the Change of Control Payment for such 2307 Notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new note equal in principal amount to any unpurchased portion of the 2037 Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer for the 2037 Notes upon a Change of Control Triggering Event if a third party makes an offer to purchase the 2037 Notes in the manner, at the times and otherwise in compliance with the requirements for an offer to purchase made by the Company and such third party purchases all 2037 Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer for the 2037 Notes, the Company will be required to make a Change of Control Offer treating the date of such termination or default for such series as though it were the date of the Change of Control Triggering Event.

In addition, the Company will not repurchase any 2037 Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

To the extent that the Company is required to offer to repurchase the 2037 Notes upon the occurrence of a Change of Control Triggering Event, the Company may not have sufficient funds to repurchase the 2037 Notes in cash at such time. In addition, the Company’s ability to repurchase the 2037 Notes for cash may be limited by law or the terms of other agreements relating to the Company’s indebtedness outstanding at the time. The failure to make such repurchase would result in an event of default under the 2037 Notes.

Except for the last sentence in the next paragraph, the Company may only make an amendment or modification to the provisions obligating it to repurchase 2037 Notes upon a Change of Control Triggering Event which adversely affects the interest of any holder with the consent of each holder of 2037 Notes to be affected by such amendment or modification.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2037 Notes as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Change of Control Offer provisions of the 2037 Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the 2037 Notes by virtue of any such conflict.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the Company’s properties or assets and those of the Company’s subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2037 Notes to require the Company to repurchase its 2037 Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the Company’s assets and those of the Company’s subsidiaries, taken as a whole, to another person or group may be uncertain. In such case, holders of the 2037 Notes may not be able to resolve this uncertainty without resorting to legal action.

The provisions in the Indenture and the 2037 Notes relating to change of control transactions will not necessarily afford holders protection in the event of a highly leveraged transaction that may adversely affect holders, including a reorganization, restructuring, merger or other similar transaction involving the Company. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude or on the terms required under the definition of Change of Control Triggering Event. For purposes of the repurchase provisions of the 2037 Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following:

•  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of the Company’s subsidiaries, taken as a whole, to one or more persons, other than to the Company or one of its subsidiaries;

•  the first day on which a majority of the members of the Company’s board of directors is not composed of Continuing Directors (as defined below);

•  the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares;

•  the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

•  the adoption of a plan relating to the Company’s liquidation or dissolution (other than the Company’s liquidation into a newly formed holding company).

Notwithstanding the foregoing, a transaction described in the third bullet point above will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a direct or indirect parent company of such holding company) and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person, other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly of more than 50% of the then outstanding Voting Stock, measured by voting power, of such holding company or its parent company. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

“Change of Control Triggering Event” means the 2037 Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the 60-day period (the “Trigger Period”) following the earlier date of (1) the first public announcement of the Change of Control or the Company’s intention to effect a Change of Control and (2) the consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as the rating of the 2037 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies. Unless at least one Rating Agency is providing a rating for the long-term unsecured debt of the Company at the commencement of any Trigger Period, the 2037 Notes will be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of the Company’s board of directors on the date the 2037 Notes were originally issued; or (2) was nominated for election, elected or appointed to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination, election or appointment (either by specific action of the board of directors or by approval by such directors of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch, Inc. and its successors.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch; and (b) if any of the Rating Agencies ceases to provide rating services to issuers or investors, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act that is selected by the Company (as certified by the Company’s chief executive officer or chief financial officer) as a replacement for Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Re-Purchases:	Corning or its subsidiaries may acquire the New 2037 Notes from time to time by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Material United States Federal Income Tax Consequences:

The summary of the material United States federal income tax consequences of the ownership and disposition of the notes described under “Material United States Federal Income Tax Consequences” in the Preliminary Prospectus are equally applicable to the New 2037 Notes, with the exception of the disclosure in (i) “—U.S. Holders—Sale, Exchange or Other Taxable Dispositions of Notes” and (ii) “—Non-U.S. Holders—Foreign Account Tax Compliance Withholding”. We use capitalized and undefined terms as they are defined in the Preliminary Prospectus under the caption “Material United States Federal Income Tax Consequences”. The following is a summary of additional material United States federal income tax consequences specific to the New 2037 Notes:

U.S. Holders

For U.S. federal income tax purposes, the New 2037 Notes will be treated as issued in a qualified reopening of the currently outstanding 4.70% Notes due 2037 (the “Existing 2037 Notes”). Under applicable Treasury regulations, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments for federal income tax purposes. Therefore, the New 2037 Notes will have the same issue price and the same issue date (in each case for tax purposes) as the Existing 2037 Notes. The issue price of the Existing 2037 Notes was $998.64 per $1,000 face amount, and the issue date of the 2037 Existing Notes was February 21, 2012.

A portion of the price paid for the New 2037 Notes is attributable to interest accrued from September 15, 2018 (“pre-acquisition accrued interest”). To the extent a portion of a U.S. Holder’s purchase price is allocable to pre-acquisition accrued interest, a portion of the first stated interest payment equal to the amount of such pre-acquisition accrued interest will be treated as a nontaxable return of such pre-acquisition accrued interest to the U.S. Holder. As such, the amount treated as a return of pre-acquisition accrued interest will reduce a U.S. Holder’s adjusted tax basis in the New 2037 Note by a corresponding amount.

Sale, Exchange or Other Taxable Dispositions of Notes

If you are a U.S. Holder, upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you will generally recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously taken into income or will be treated as the receipt of pre-acquisition accrued interest that is treated in the manner described above), and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note will generally be equal to the cost of the note.

Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the note exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

As noted above, the New 2037 Notes will be treated as issued in a “qualified reopening” of the Existing 2037 Notes, and therefore the New 2037 Notes will have the same issue date for tax purposes as the Existing 2037 Notes. Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder (“FATCA”) provide that debt securities with an issue date for tax purposes that is prior to July 1, 2014 will not be subject to FATCA withholding rules. As discussed above, the issue date for the Existing 2037 Notes was prior to July 1, 2014. Accordingly, the New 2037 Notes will also have an issue date for tax purposes that is prior to January 1, 2014, and therefore the New 2037 Notes will not be subject to FATCA withholding rules.

Underwriting:	Firm commitment; the underwriters must purchase all of the New 2037 Notes if any are purchased. See “Underwriting” in the Preliminary Prospectus for more information on the relationship between the Company and the Underwriters.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	219350 AX3 / US219350AX37

5.350% Notes due 2048

Security:	5.350% Notes due 2048 (the “2048 Notes”)

Principal Amount:	$550,000,000

Maturity Date:	November 15, 2048

Benchmark Treasury:	3.125% due May 15, 2048

Benchmark Treasury Price and Yield:	95-20+; 3.359%

Spread to Benchmark Treasury:	T+ 200 bps

Yield to Maturity:	5.359%

Coupon:	5.350%

Proceeds to Issuer (before expenses):	$544,445,000

Price to Public:	99.865%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing May 15, 2019

Record Dates:	May 1 and November 1 of each year

Optional Redemption:	The 2048 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company. If the Company redeems the 2048 Notes more than 180 days prior to their scheduled maturity date, the redemption price will be equal to the greater of (i) 100% of the principal amount of the 2048 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2048 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 30 basis points. If the Company redeems the 2048 Notes on or after the date that is 180 days prior to the scheduled maturity date of the 2048 Notes, the redemption price will be equal to 100% of the principal amount of the 2048 Notes to be redeemed. In any redemption, the Company will pay accrued and unpaid interest on the principal amount to be redeemed to but not including the date of redemption.

Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2048 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to but not including the date of repurchase.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	219350 BK0 / US219350BK07

5.850% Notes due 2068

Security:	5.850% Notes due 2068 (the “2068 Notes”)

Principal Amount:	$300,000,000

Maturity Date:	November 15, 2068

Benchmark Treasury:	3.125% due May 15, 2048

Benchmark Treasury Price and Yield:	95-20+; 3.359%

Spread to Benchmark Treasury:	T+ 250 bps

Yield to Maturity:	5.859%

Coupon:	5.850%

Proceeds to Issuer (before expenses):	$296,934,000

Price to Public:	99.853%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing May 15, 2019

Record Dates:	May 1 and November 1 of each year

Optional Redemption:	The 2068 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company. If the Company redeems the 2068 Notes more than 180 days prior to their scheduled maturity date, the redemption price will be equal to the greater of (i) 100% of the principal amount of the 2068 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2068 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 40 basis points. If the Company redeems the 2068 Notes on or after the date that is 180 days prior to the scheduled maturity date of the 2068 Notes, the redemption price will be equal to 100% of the principal amount of the 2068 Notes to be redeemed. In any redemption, the Company will pay accrued and unpaid interest on the principal amount to be redeemed to but not including the date of repurchase.

Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2068 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to but not including the date of redemption.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	219350 BL8 / US219350BL89

Joint Book-Running Managers:	Citigroup Global Markets Inc. Morgan Stanley & Co. LLC Wells Fargo Securities, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	BNY Mellon Capital Markets, LLC Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. J.P. Morgan Securities LLC MUFG Securities Americas Inc. SMBC Nikko Securities America, Inc. Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

We expect that delivery of the notes will be made against payment therefor on or about November 6, 2018, which is the fifth business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes earlier than the second business day before November 6, 2018 will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

The New 2037 Notes, the 2048 Notes and the 2068 Notes are being offered separately, and are not part of a unit. The closing of each series of notes is not conditioned on the closing of any other series of notes.

No PRIIPs KID – No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

The issuer has filed a registration statement (including a prospectus and, with respect to the 2048 Notes and 2068 Notes, the preliminary prospectus supplement relating to the securities described above) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement relating to the securities described above in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-800-831-9146, Morgan Stanley & Co. LLC toll free at 1-866-718-1649 or by calling Wells Fargo Securities, LLC toll free at 1-800-645-3751.